Old Republic International Corporation

NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
312 346-8100	212 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2017

CHICAGO – October 26, 2017 – Old Republic International Corporation (NYSE: ORI) today reported much lower consolidated operating earnings for the third quarter and nine months ended September 30, 2017. The less favorable results were affected by previously announced pretax operating charges aggregating $150.0 million (or $97.5 million after tax or $0.33 per diluted share). The charges stem from: (a) estimated General Insurance claim provisions ($20.0 million) associated with a current evaluation of exposures from hurricanes Harvey and Irma, and (b) additional claim and related expense provisions ($130.0 million) applicable to final settlements and probable dispositions of all known litigated and other claim costs incurred by the Company's run-off Financial Indemnity business during the Great Recession years and their aftermath. The comparisons shown in the following table and related footnotes reflect the impact of these charges on segmented and consolidated results.

Old Republic International Corporation

Financial Highlights (a)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Operating revenues:
General insurance	$901.8	$836.5	7.8%	$2,627.6	$2,507.1	4.8%
Title insurance	606.1	597.7	1.4	1,699.0	1,615.2	5.2
Corporate and other	13.5	8.1	66.3	37.6	22.7	65.5
Subtotal	1,521.5	1,442.4	5.5	4,364.2	4,145.0	5.3
RFIG run-off business	35.6	46.2	-22.9	115.1	148.5	-22.5
Total	$1,557.2	$1,488.7	4.6%	$4,479.4	$4,293.6	4.3%
Pretax operating income (loss):
General insurance (b)	$59.7	$75.9	-21.3%	$216.2	$243.1	-11.1%
Title insurance	67.3	58.5	15.0	172.8	124.5	38.7
Corporate and other	6.5	3.9	67.0	12.4	8.8	40.7
Subtotal	133.5	138.3	-3.5	401.5	376.6	6.6
RFIG run-off business (c)	(109.70)	18.4	N/M	(88.30)	60.4	-246.1
Total	23.8	156.7	-84.8	313.1	437.0	-28.3
Realized investment gains (losses):
From sales	35.8	12.2	193.4	57.5	63.1	-8.8
From impairments	-	(4.90)	100.0	-	(4.90)	100.0
Net realized investment gains (losses)	35.8	7.2	N/M	57.5	58.1	-1.1
Consolidated pretax income (loss)	59.6	164.0	-63.6	370.7	495.2	-25.1
Income taxes (credits)	13.4	53.1	-74.6	109.7	160.2	-31.5
Net income (loss)	$46.1	$110.9	-58.4%	$260.9	$335.0	-22.1%
Components of diluted earnings per share:
Net operating income (loss):
General insurance (b)	$0.15	$0.18	-16.7%	$0.52	$0.57	-8.8%
Title insurance	0.15	0.13	15.4	0.38	0.27	40.7
Corporate and other	0.03	0.02	50.0	0.08	0.07	14.3
Subtotal	0.33	0.33	-	0.98	0.91	7.7
RFIG run-off business (c)	(0.240)	0.04	N/M	(0.190)	0.13	-246.2
Total	0.09	0.37	-75.7	0.79	1.04	-24.0
Net realized investment gains (losses)	0.08	0.02	N/M	0.12	0.13	-7.7
Net income (loss)	$0.17	$0.39	-56.4%	$0.91	$1.17	-22.2%
Cash dividends paid per share	$0.1900	$0.1875	1.3%	$0.5700	$0.5625	1.3%
Ending book value per share				$18.09	$17.13	5.6%

N/M = Not meaningful
(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.
(b) General insurance pretax results for the quarter and nine months ended September 30, 2017 include hurricane-related claim costs of $20.0 (accounting for a post-tax effect of $0.05 per diluted share).
(c) RFIG Run-off pretax results for the quarter and nine months ended September 30, 2017 include additional claim and related expense provisions of $130.0 (accounting for a post-tax effect of $0.28 per diluted share), applicable to the final settlements and probable dispositions of all known litigated and other claim costs incurred by the Company's run-off Financial Indemnity business during the Great Recession years and their aftermath.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gains or losses on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. In recent years, asset management operations have to a large extent been oriented toward an enhancement of income from interest and dividends to counter a perniciously low yield environment. The strategy has led to a minimization of non-income producing or low-yielding securities. Proceeds from such securities' sales and maturities, as well as newly investable funds have largely been directed to purchases of higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth. More recently the Company has allotted greater investable funds to tax exempt issues which generally provide pretax yields lower than those of fully taxable corporate or U.S. Government fixed maturity securities but tend to generate better post-tax yields.

General Insurance Results – The table below shows the major elements effecting this segment's performance for each of the periods reported upon.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Net premiums earned	$801.3	$732.0	9.5%	$2,313.7	$2,192.8	5.5%
Net investment income	80.0	77.2	3.6	238.0	233.6	1.9
Other income	20.4	27.2	-25.1	75.8	80.6	-5.9
Operating revenues	901.8	836.5	7.8	2,627.6	2,507.1	4.8
Benefits and claim costs (a)	608.7	538.3	13.1	1,709.5	1,595.5	7.1
Sales and general expenses	217.4	207.5	4.7	654.5	625.5	4.6
Interest and other costs	15.8	14.6	8.2	47.2	42.8	10.4
Total operating expenses	842.0	760.5	10.7	2,411.3	2,263.9	6.5
Pretax operating income (loss) (b)	$59.7	$75.9	-21.3%	$216.2	$243.1	-11.1%

Benefit and claim ratio	76.0%	73.5%		73.9%	72.8%
Expense ratio	24.6	24.6		25.0	24.9
Composite underwriting ratio	100.6%	98.1%		98.9%	97.7%

(a)	General insurance pretax results for the quarter and nine months ended September 30, 2017 include hurricane-related claim costs of $20.0.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $106.3 and $123.0 of pretax operating losses for the third quarter and first nine months of 2017, and $5.1 and $26.3 of pretax operating losses for the third quarter and first nine months of 2016, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Positive general insurance earned premiums trends for 2017 were unevenly distributed among various insurance coverages and sources of business. Gains continued to be registered most prominently in commercial automobile (trucking), national accounts, home and auto warranty, and in a new underwriting facility established in early 2015. On the other hand, premium growth continued to be constrained by low volume in a large account contractors book of business faced with a particularly competitive market place, and by reduced opportunities in the gas and oil energy services field.

Net investment income rose modestly in both periods of 2017 even though the yield environment continued to exhibit low returns on both fixed maturity and high quality equity securities.

The ratio of claims and related settlement costs to earned premiums rose for 2017 in comparison with the same periods of 2016. Substantially all of the increase stemmed from the aforementioned provision for hurricane-related claims. While current accident year claim ratios reflected moderate year-over-year declines, these were offset by unfavorable developments of prior years’ reserves of 1.7 and 1.8 percentage points in this year’s third quarter and

Old Republic International Corporation

first nine months, respectively. This year’s unfavorable developments were concentrated in the Company’s largest insurance coverages of workers’ compensation, commercial automobile (trucking), and general liability. 2016 claim and related settlement costs were reasonably stable for the quarterly and nine month periods with such costs and related ratios largely unaffected by developments of prior years' reserves. Expense ratios for both years’ interim periods were within range of the expected long-term operating objective of 23 to 25 percent.

Quarterly and even annual claim provisions and the trends they display may not be particularly meaningful in Old Republic’s long-term liability insurance mix of business. Absent significant economic and insurance industry dislocations in the foreseeable future, it is currently anticipated that reported claim ratios could range within targeted averages in the high 60 percent to low 70 percent levels. The current mix of business should result in expense ratios within the aforementioned range.

Title Insurance Results – Pretax operating income for this year’s interim periods improved as both revenues and claim costs extended the favorable trends of recent years.

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$596.8	$588.4	1.4%	$1,670.5	$1,587.2	5.3%
Net investment income	9.1	8.9	2.9	27.9	27.0	3.5
Other income	0.1	0.2	-63.4	0.5	1.0	-49.4
Operating revenues	606.1	597.7	1.4	1,699.0	1,615.2	5.2
Claim costs	12.3	30.5	-59.5	34.6	81.8	-57.7
Sales and general expenses	524.9	506.8	3.6	1,485.6	1,403.0	5.9
Interest and other costs	1.5	1.7	-11.3	5.8	5.7	0.9
Total operating expenses	538.8	539.2	-0.1	1,526.1	1,490.6	2.4
Pretax operating income (loss)	$67.3	$58.5	15.0%	$172.8	$124.5	38.7%

Claim ratio	2.1%	5.2%		2.1%	5.2%
Expense ratio	87.9	86.1		88.9	88.3
Composite underwriting ratio	90.0%	91.3%		91.0%	93.5%

The continuation of a generally positive mortgage rate environment and reasonably strong housing and commercial property markets were major factors in the year-over-year gain in premiums and fees for 2017.

On the expense side of the ledger, claim costs were lower in the face of declining claims activity since the Great Recession years. Favorable developments of reserves established in prior years further reduced the claim ratio by 2.1 percentage points in this year’s third quarter and first nine months. The ratio for last year’s related periods was unaffected by such developments. The expense ratio for the periods reported upon remained generally aligned with premiums and fees levels.

Please see next page for the continuing report

Old Republic International Corporation

RFIG Run-off Business Results – As summarized below, overall pretax operating results for this year’s interim periods were mostly effected by additional claim and related expense provisions ($130.0 million) applicable to final settlements and probable dispositions of all known litigated and other claim costs incurred during the Great Recession years and their aftermath.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
A. Mortgage Insurance (MI)
Net premiums earned	$25.6	$36.7	-30.2%	$86.1	$119.8	-28.1%
Net investment income	5.1	5.4	-7.2	15.4	16.7	-7.8
Claim costs (a)	29.9	14.1	111.0	51.2	34.1	50.0
Pretax operating income (loss)	$(3.00)	$23.8	-112.7%	$35.7	$87.9	-59.3%

Claim ratio (a)	116.8%	38.6%		59.5%	28.5%
Expense ratio	14.9	11.4		16.9	12.1
Composite underwriting ratio	131.7%	50.0%		76.4%	40.6%

B. Consumer Credit Indemnity (CCI) (b)
Net premiums earned	$4.5	$3.7	22.0%	$12.5	$11.2	12.2%
Net investment income	0.3	0.2	20.9%	1.0	0.8	23.6%
Benefits and claim costs (a)	111.1	8.9	N/M	135.9	37.8	N/M
Pretax operating income (loss)	$(106.70)	$(5.40)	N/M	$(124.10)	$(27.40)	N/M

Claim ratio (a)	N/M	238.1%		N/M	337.3%
Expense ratio	N/M	14.5		N/M	14.7
Composite underwriting ratio	N/M	252.6%		N/M	352.0%

C. Total MI and CCI run-off business:
Net premiums earned	$30.2	$40.4	-25.3%	$98.7	$131.0	-24.7%
Net investment income	5.4	5.7	-5.8%	16.4	17.5	-6.3
Benefits and claim costs (a)	141.0	23.1	N/M	187.1	71.9	160.0
Pretax operating income (loss)	$(109.70)	$18.4	N/M	$(88.30)	$60.4	-246.1%

Claim ratio (a)	N/M	57.2%		189.6%	54.9%
Expense ratio	14.5%	11.7		16.6	12.3
Composite underwriting ratio	N/M	68.9%		206.2%	67.2%

(a)
RFIG run-off pretax results for the quarter and nine months ended September 30, 2017 include additional claim and related expense provisions of $130.0 applicable to the final settlements and probable dispositions of all known litigated and other claim costs incurred by the Company's run-off Financial Indemnity business during the Great Recession years and their aftermath. Of the total charge, $23.0 related to mortgage guaranty claim costs, and $107.0 was attributable to additional claim provisions in the consumer credit indemnity run-off business.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $106.3 and $123.0 of pretax operating losses for the third quarter and first nine months of 2017, and $5.1 and $26.3 of pretax operating losses for the third quarter and first nine months of 2016, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines of earned premiums were posted by the combined MI and CCI lines. MI investment income was also lower as reduced premium volume and on-going claim payments effected downward pressures on the invested asset base.

Old Republic International Corporation

The declining premium base led to a higher claim ratio for 2017 though reported current accident year claim costs, absent the charges referred to below for MI, were relatively level in comparison to the related periods of 2016. Reductions in the provision for current year losses emanating from a continuing drop in newly reported delinquencies as well as improving cure rates resulted in favorable developments of previously established claim reserves. The developments led to reductions of the claim ratios by 60.2 and 39.8 percentage points in the third quarter and first nine months of 2017, respectively. In the same respective periods of 2016, the claim ratio reductions amounted to 52.2 and 44.0 percentage points. As already indicated, however, MI claim costs for 2017’s interim periods rose most significantly due to the $23.0 additional claim provision which added 89.8 and 26.7 percentage points to the claim ratios for the third quarter and first nine months of 2017.

MI operating costs and the related expense ratios were negatively impacted in 2017’s first nine months by charges related to the partial termination of a facility lease.

2017 year-over-year operating performance comparisons for the CCI portion of the Run-off business were most significantly effected by the additional $107.0 claim provision. Excluding this charge, CCI’s pretax operating results would have reflected a minor gain in this year’s third quarter and a smaller loss of $17.1 for the first nine months of 2017.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations posted by these elements of Old Republic's business stem from volatility inherent to the small scale of the life and accident insurance line, changes in net investment income, and net interest charges pertaining to external and intra-system financing arrangements. The dynamic period-to-period interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net premiums earned	$5.0	$4.4	$14.4	$14.0
Net investment income	8.6	3.7	23.2	8.8
Other income	-	-	-	(0.10)
Operating revenues	13.5	8.1	37.6	22.7
Benefits and claim costs	4.2	3.1	13.5	12.7
Insurance expenses	1.3	2.3	6.9	6.6
Corporate, interest and other expenses - net	1.5	(1.20)	4.7	(5.60)
Total operating expenses	7.0	4.2	25.1	13.8
Pretax operating income (loss)	$6.5	$3.9	$12.4	$8.8

Old Republic International Corporation

Consolidated Results – The above summarized operating results of Old Republic’s segmented business are reflected in the following consolidation.

	ORI Consolidated
	Quarters Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$1,433.4	$1,365.4	5.0%	$4,097.3	$3,925.1	4.4%
Net investment income	103.3	95.7	7.9	305.7	287.0	6.5
Other income	20.4	27.5	-25.6	76.3	81.4	-6.3
Operating revenues	1,557.2	1,488.7	4.6	4,479.4	4,293.6	4.3
Benefits and claim costs	766.4	595.2	28.8	1,944.7	1,762.1	10.4
Sales and general expenses	751.1	724.0	3.7	2,173.1	2,060.3	5.5
Interest and other costs	15.8	12.6	25.1	48.3	34.0	42.0
Total operating expenses	1,533.3	1,331.9	15.1	4,166.2	3,856.5	8.0
Pretax operating income (loss)	23.8	156.7	-84.8	313.1	437.0	-28.3
Income taxes (credits)	0.9	50.5	-98.1	89.6	139.8	-35.9
Net operating income (loss)	22.8	106.2	-78.4	223.5	297.2	-24.8
Realized investment gains (losses)	35.8	7.2	N/M	57.5	58.1	-1.1
Income taxes (credits) on realized investment gains (losses)	12.5	2.5	N/M	20.1	20.3	-1.1
Net realized investment gains (losses)	23.2	4.7	N/M	37.3	37.7	-1.1
Net income (loss)	$46.1	$110.9	-58.4%	$260.9	$335.0	-22.1%

Benefit and claim ratio	53.5%	43.6%	47.5%	44.9%
Expense ratio	50.8	50.8	50.9	50.2
Composite underwriting ratio	104.3%	94.4%	98.4%	95.1%

Consolidated operating cash flow			$522.1	$401.9	29.9%

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $522.1 and $401.9 for the first nine months of 2017 and 2016, respectively. Excluding inherently negative operating cash flows in the MI and CCI run-off business, these amounts would be $598.6 and $488.3, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended September 30,			Nine Months Ended September 30,
Pretax operating income:	2017	2016	Change	2017	2016	Change
Underwriting and related services:
All segments except RFIG	$51.5	$61.0	-15.6%	$160.6	$141.1	13.8%
RFIG run-off	(115.10)	12.6	N/M	(104.80)	42.9	N/M
Subtotal	(63.60)	73.6	-186.5	55.8	184.0	-69.7
Net investment income	103.3	95.7	7.9	305.7	287.0	6.5
Interest and other costs	(15.80)	(12.60)	25.1	(48.30)	(34.00)	42.0
Total	23.8	156.7	-84.8	313.1	437.0	-28.3
Realized investment gains(losses)	35.8	7.2	N/M	57.5	58.1	-1.1
Consolidated pretax income	$59.6	$164.0	-63.6%	$370.7	$495.2	-25.1%

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic's consolidated cash and invested assets as well as the shareholders' equity balance at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '17/	Sept. '17/
		2017	2016	2016	Dec. '16	Sept. '16
	Cash and invested assets:
	Available for sale carried at fair value	$12,493.2	$12,021.0	$12,121.9	3.9%	3.1%
	Held to maturity carried at amortized cost	1,073.0	974.8	748.5	10.1	43.4
	Total per balance sheet	$13,566.3	$12,995.8	$12,870.5	4.4%	5.4%
	Original cost basis of all	$12,764.3	$12,360.3	$12,146.1	3.3%	5.1%

Shareholders' equity:	Total	$4,730.0	$4,471.6	$4,446.1	5.8%	6.4%
	Per common share	$18.09	$17.20	$17.13	5.2%	5.6%

	Composition of shareholders' equity per share:
	Equity before items below	$16.40	$15.96	$15.64	2.8%	4.9%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.69	1.24	1.49
	Total	$18.09	$17.20	$17.13	5.2%	5.6%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$16.71	$15.93	$15.87	4.9%	5.3%
	RFIG run-off segment	1.38	1.27	1.26
	Consolidated total	$18.09	$17.20	$17.13	5.2%	5.6%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2017, the consolidated investment portfolio reflected an allocation of approximately 76 percent to fixed-maturity and short-term investments, and 24 percent to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013, and the asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Nine Months Ended		Ended
	Sept. 30,	September 30,		Dec. 31,
	2017	2017	2016	2016
Beginning balance	$17.85	$17.20	$15.02	$15.02
Changes in shareholders' equity:
Net operating income (loss)	0.09	0.86	1.15	1.62
Net realized investment gains (losses):
From sales	0.09	0.14	0.15	0.19
From impairments	-	-	(0.010)	(0.010)
Subtotal	0.09	0.14	0.14	0.18
Net unrealized investment gains (losses)	0.22	0.40	1.35	1.12
Total realized and unrealized investment gains (losses)	0.31	0.54	1.49	1.30
Cash dividends	(0.19000)	(0.57000)	(0.56250)	(0.75000)
Stock issuance, foreign exchange, and other transactions	0.03	0.06	0.03	0.01
Net change	0.24	0.89	2.11	2.18
Ending balance	$18.09	$18.09	$17.13	$17.20
Percentage change for the period	1.3%	5.2%	14.0%	14.5%

Capitalization – The following table indicates that Old Republic's capitalization has risen since September 30, 2016 due to the growing equity in the shareholders' account.

	Capitalization
	September 30,	December 31,	September 30,
	2017	2016	2016
Debt:
3.75% Convertible Senior Notes due 2018	$549.1	$547.8	$547.3
4.875% Senior Notes due 2024	396.1	395.6	395.5
3.875% Senior Notes due 2026	545.0	544.6	544.4
ESSOP debt with an average yield of 4.5%	4.2	8.1	8.1
Other miscellaneous debt with an average yield of 2.4%	32.4	32.4	32.4
Total debt	1,526.9	1,528.7	1,528.0
Common shareholders' equity	4,730.0	4,471.6	4,446.1
Total capitalization	$6,256.9	$6,000.4	$5,974.1

Capitalization ratios:
Debt	24.4%	25.5%	25.6%
Common shareholders' equity	75.6	74.5	74.4
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

Old Republic International Corporation

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:

•	Summary Financial Statements and Common Stock Statistics

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website: www.oldrepublic.com

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2017	2016	2016
	Assets:
	Cash and fixed maturity securities	$10,297.2	$9,973.1	$9,955.1
	Equity securities	3,140.2	2,896.1	2,787.4
	Other invested assets	128.8	126.5	127.9
	Cash and invested assets	13,566.3	12,995.8	12,870.5
	Accounts and premiums receivable	1,589.8	1,390.2	1,508.6
Federal income tax recoverable:	Current	-	14.9	27.2
	Prepaid federal income taxes	114.3	82.4	82.4
	Reinsurance balances recoverable	3,568.9	3,231.5	3,423.6
	Sundry assets	907.9	876.5	898.0
	Total	$19,747.4	$18,591.6	$18,810.6
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,308.6	$2,035.0	$2,162.0
	Benefit and claim reserves	9,694.4	9,206.0	9,247.0
Federal income tax payable:	Current	25.2	-	-
	Deferred	71.4	42.6	52.3
	Debt	1,526.9	1,528.7	1,528.0
	Sundry liabilities	1,390.5	1,307.4	1,375.0
	Shareholders' equity	4,730.0	4,471.6	4,446.1
	Total	$19,747.4	$18,591.6	$18,810.6

Old Republic International Corporation

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2017	2016	2017	2016	2017	2016
	Net premiums and fees earned	$1,433.4	$1,365.4	$4,097.3	$3,925.1	$5,505.5	$5,264.3
	Net investment income	103.3	95.7	305.7	287.0	405.7	386.8
	Other income	20.4	27.5	76.3	81.4	102.1	108.3
	Net realized investment gains (losses)	35.8	7.2	57.5	58.1	72.2	72.4
	Total revenues	1,593.0	1,496.0	4,536.9	4,351.7	6,085.6	5,832.0
	Benefits and claims	766.4	595.2	1,944.7	1,762.1	2,530.4	2,386.4
	Sales and general expenses	751.1	724.0	2,173.1	2,060.3	2,929.1	2,763.9
	Interest and other costs	15.8	12.6	48.3	34.0	64.5	44.9
	Total expenses	1,533.3	1,331.9	4,166.2	3,856.5	5,524.1	5,195.3
	Pretax income (loss)	59.6	164.0	370.7	495.2	561.4	636.6
	Income taxes (credits)	13.4	53.1	109.7	160.2	168.5	211.0
	Net income (loss)	$46.1	$110.9	$260.9	$335.0	$392.8	$425.6

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.18	$0.43	$1.00	$1.29	$1.50	$1.64
	Diluted	$0.17	$0.39	$0.91	$1.17	$1.37	$1.49
	Components of earnings per share:
	Basic, net operating income (loss)	$0.09	$0.41	$0.86	$1.15	$1.32	$1.46
	Realized investment gains (losses)	0.09	0.02	0.14	0.14	0.18	0.18
	Basic net income (loss)	$0.18	$0.43	$1.00	$1.29	$1.50	$1.64
	Diluted, net operating income (loss)	$0.09	$0.37	$0.79	$1.04	$1.21	$1.33
	Realized investment gains (losses)	0.08	0.02	0.12	0.13	0.16	0.16
	Diluted net income (loss)	$0.17	$0.39	$0.91	$1.17	$1.37	$1.49
	Cash dividends on common stock	$0.1900	$0.1875	$0.5700	$0.5625	$0.7575	$0.7475
	Book value per share					$18.09	$17.13
	Common shares outstanding:
	Average basic	261,380,896	259,414,230	261,181,220	259,227,605	261,076,356	259,112,587
	Average diluted	298,529,626	296,444,432	298,559,757	296,193,090	298,359,736	296,104,442
	Actual, end of period					261,530,266	259,613,011

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$46.1	$110.9	$260.9	$335.0	$392.8	$425.6
	Post-tax net unrealized gains (losses)	57.3	0.1	105.5	350.1	47.6	323.7
	Other adjustments	8.7	(0.40)	12.2	7.4	6.9	7.2
	Net adjustments	66.1	(0.20)	117.7	357.5	54.6	331.0
	Comprehensive income (loss)	$112.2	$110.7	$378.7	$692.5	$447.5	$756.6

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $19.74 billion and common shareholders' equity of $4.73 billion, or $18.09 per share. Its current stock market valuation is approximately $5.12 billion, or $19.43 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2016, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.2 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.5 percent per share, and the regular cash dividend has grown at a 9.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 96 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Special Conference Call Information

Old Republic has scheduled a special conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter 2017 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 877-440-5788.

Interested parties may also listen to a replay of the call through November 2, 2017 by dialing 844-512-2921, passcode 6205089, or by accessing it on Old Republic International's website through November 26, 2017.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2016 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100